Exhibit 99.3

Unaudited Pro Forma Condensed

Combined Financial Information

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Crown Castle International Corp. (“Crown Castle”) and T3 Sites, a component T-Mobile, after giving effect to the acquisition by Crown Castle, through certain of its wholly owned subsidiaries, of the exclusive right to lease, operate or otherwise acquire approximately 7,100 wireless communication sites (the “Sites”) from T-Mobile USA, Inc., a Delaware corporation and a subsidiary of Deutsche Telekom, AG (“T-Mobile”), and certain T-Mobile subsidiaries for approximately $2.486 billion in cash (subject to certain post-closing adjustments) (the “T-Mobile Transaction”) and the related financings and other transactions described herein (collectively, together with the T-Mobile Transaction, the “Transactions”). The adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the Transactions on Crown Castle. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from the (i) audited consolidated financial statements of Crown Castle contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the unaudited condensed consolidated financial statements of Crown Castle contained in its periodic report on Form 10-Q for the nine months ended September 30, 2012, and (ii) statement of revenues and certain expenses of T3 Sites for the year ended December 31, 2011 and the nine months ended September 30, 2012. T3 Sites is not a legal entity and references to T3 Sites refer to the collective operations of the Sites. The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with Crown Castle treated as the acquirer and as if the Transactions had been consummated on September 30, 2012 for purposes of preparing the unaudited condensed combined balance sheet, and on January 1, 2011 for purposes of preparing the unaudited condensed combined statement of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012.

Crown Castle is in the process of obtaining a third-party valuation of certain of the assets acquired and liabilities assumed from T-Mobile, including property and equipment and intangible assets. Given the size and timing of the T-Mobile Transaction, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles, goodwill and the related tax impact of adjustments to these areas of the purchase price allocation. However, as indicated in note (B) to the unaudited pro forma condensed combined financial statements, Crown Castle made preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation is based on the assumption that substantially all of the leased Sites in the T-Mobile Transaction are accounted for as prepaid capital leases. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Crown Castle has determined the final purchase price for the T-Mobile Transaction, including with respect to finalization of the tower count, and has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.

The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Crown Castle would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs that may result from the T-Mobile Transaction. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Crown Castle previously filed on our Form 10-K and Form 10-Q, and the statements of revenues and certain expenses of T3 Sites and accompanying notes included elsewhere in this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet

Crown Castle International Corp. and Subsidiaries

September 30, 2012

(in thousands except per share data)

	Historical September 30, 2012(A)	Adjustments for the Transactions(B)		Pro Forma September 30, 2012
ASSETS
Current assets
Cash and cash equivalents	118,903	$(84,518)	B1	$34,385
Restricted cash	273,305	—		273,305
Receivables, net	141,399	—		141,399
Prepaid expenses	104,646	16,740	B2	121,386
Deferred income tax assets	78,937	—		78,937
Deferred site rental receivables and other current assets, net	60,186	—		60,186

Total current assets	777,376	(67,778)		709,598
Deferred site rental receivables, net	804,231	—		804,231
Property and equipment, net of accumulated depreciation	5,380,541	1,466,000	B2	6,846,541
Goodwill	2,801,161	443,057	B2	3,244,218
Other intangible assets, net	2,368,650	404,000	B2	2,772,650
Deferred income tax assets	—	105,469	B2	105,469
Long-term prepaid rent, deferred financing costs and other assets, net	604,460	18,731	B3	623,191

	$12,736,419	$2,369,479		$15,105,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	48,373	—		48,373
Accrued interest	54,587	—		54,587
Deferred revenues and below-market tenant leases	220,744	—		220,744
Other accrued liabilities	120,020	29,464	B2	149,484
Current maturities of debt and other obligations	88,093	—		88,093

Total current liabilities	531,817	29,464		561,281
Debt and other long-term obligations	8,295,071	2,420,000	B3	10,715,071
Deferred income tax liabilities	96,735	(96,735)	B2	—
Below-market tenant leases, deferred ground lease payable and other liabilities	869,991	20,000	B2	889,991

Total liabilities	$9,793,614	$2,372,729		$12,166,343

Commitments and contingencies
Redeemable convertible preferred stock, $0.1 par value; 20,000,000 shares authorized; 0 shares issued and outstanding	—	—		—
CCIC stockholders’ equity:
Common stock, $.01 par value; 600,000,000 shares authorized; shares issued and outstanding - 293,161,069	2,932	—		2,932
Additional paid-in capital	5,615,263	—		5,615,263
Accumulated other comprehensive income (loss)	(71,633)	—		(71,633)
Accumulated deficit	(2,606,485)	(3,250)	B2	(2,609,735)

Total CCIC stockholders’ equity	2,940,077	(3,250)		2,936,827
Noncontrolling interest	2,728	—		2,728

Total equity	2,942,805	(3,250)		2,939,555

Total liabilities and equity	$12,736,419	$2,369,479		$15,105,898

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Crown Castle International Corp. and Subsidiaries

Year Ended December 31, 2011

(in thousands except per share data)

	Historical Year Ended December 31, 2011(C)	Adjustments for the Transactions(D)		Pro Forma Year Ended December 31, 2011
Net revenues:
Site rental	$1,853,550	$257,429	D1	$2,110,979
Network services and other	179,179	3,665	D1	182,844

Net revenues	2,032,729	261,094		2,293,823

Operating expenses:
Cost of operations (1):
Site rental	481,398	159,114	D1	640,512
Network services and other	106,987	—	D1	106,987
General administrative	173,493	9,301	D1	182,794
Asset write-down charges	22,285	—		22,285
Acquisition and integration costs	3,310	—		3,310
Depreciation, amortization and accretion	552,951	84,550	D2	637,501

Total operating expenses	1,340,424	252,965		1,593,389

Operating income (loss)	692,305	8,129		700,434
Interest expense and amortization of deferred financing costs	(507,587)	(109,368)	D3	(616,955)
Interest income	666	—		666
Other income (expense)	(5,577)	—		(5,577)

Income (loss) before income taxes	179,807	(101,239)		78,568
Benefit (provision) for income taxes	(8,347)	—	D4	(8,347)

Net income (loss)	171,460	(101,239)		70,221
Less: Net income (loss) attributable to the noncontrolling interest	383	—		383

Net income (loss) attributable to CCIC stockholders	171,077	(101,239)		69,838
Dividends on preferred stock	(22,940)	—		(22,940)

Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$148,137	$(101,239)		$46,898

Net income (loss)	$171,460	$(101,239)		$70,221
Other comprehensive income (loss):
Available-for-sale securities, net of tax of $0, $0 and $0:
Unrealized gains (losses), net of taxes	(7,537)	—		(7,537)
Derivative instruments, net of taxes of $0, $0 and $0:
Net change in fair value of cash flow hedging instruments, net of taxes	(973)	—		(973)
Amounts reclassified into results of operations, net of taxes	71,707	—		71,707
Foreign currency translation adjustments	(848)	—		(848)

Total other comprehensive income (loss)	62,349	—		62,349

Comprehensive income (loss)	233,809	(101,239)		132,570
Less: Comprehensive income (loss) attributable to the noncontrolling interest	750	—		750

Comprehensive income (loss) attributable to CCIC stockholders	$233,059	$(101,239)		$131,820

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock, per common share:
Basic	0.52	(0.36)		0.17
Diluted	0.52	(0.35)		0.16
Weighted-average common shares outstanding (in thousands):
Basic	283,821	—		283,821
Diluted	285,947	—		285,947

(1)	Exclusive of depreciation, amortization and accretion shown separately.

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

Crown Castle International Corp. and Subsidiaries

Nine Months Ended September 30, 2012

(in thousands except per share data)

	Historical Nine Months Ended September 30, 2012(E)	Adjustments for the Transactions(F)		Pro Forma Nine Months Ended September 30, 2012
Net revenues:
Site rental	$1,553,878	$194,902	F1	$1,748,780
Network services and other	204,715	3,211	F1	207,926

Net revenues	1,758,593	198,113		1,956,706

Operating expenses:
Cost of operations (1):
Site rental	389,756	123,383	F1	513,139
Network services and other	121,812	—	F1	121,812
General administrative	153,941	6,371	F1	160,312
Asset write-down charges	8,250	—		8,250
Acquisition and integration costs	12,112	—		12,112
Depreciation, amortization and accretion	446,749	63,413	F2	510,162

Total operating expenses	1,132,620	193,167		1,325,787

Operating income (loss)	625,973	4,947		630,920
Interest expense and amortization of deferred financing costs	(427,361)	(82,026)	F3	(509,387)
Gains (losses) on retirement of long-term obligations	(14,586)	—		(14,586)
Interest income	1,027	—		1,027
Other income (expense)	(3,958)	—		(3,958)

Income (loss) before income taxes	181,095	(77,079)		104,016
Benefit (provision) for income taxes	29,437	26,978	F4	56,415

Net income (loss)	210,532	(50,101)		160,431
Less: Net income (loss) attributable to the noncontrolling interest	2,443	—		2,443

Net income (loss) attributable to CCIC stockholders	208,089	(50,101)		157,988
Dividends on preferred stock	(2,629)	—		(2,629)

Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$205,460	$(50,101)		$155,359

Net income (loss)	210,532	$(50,101)		160,431
Other comprehensive income (loss):
Available-for-sale securities, net of tax of $0, $0 and $0:
Unrealized gains (losses) on available-for-sale securities, net of taxes	—	—		—
Derivative instruments, net of taxes of $11,415, $0 and $11,415:
Net change in fair value of cash flow hedging instruments, net of taxes	—	—		—
Amounts reclassified into results of operations, net of taxes	37,541	—		37,541
Foreign currency translation adjustments	7,120	—		7,120

Total other comprehensive income (loss)	44,661	—		44,661

Comprehensive income (loss)	255,193	(50,101)		205,092
Less: Comprehensive income (loss) attributable to the noncontrolling interest	1,741	—		1,741

Comprehensive income (loss) attributable to CCIC stockholders	$253,452	$(50,101)		203,351

Net income (loss) attributable to CCIC common stockholders, after deduction of dividends on preferred stock, per common share:
Basic	0.71	(0.17)		0.54
Diluted	0.71	(0.17)		0.53
Weighted-average common shares outstanding (in thousands):
Basic	288,775	—		288,775
Diluted	290,527	—		290,527

(1)	Exclusive of depreciation, amortization and accretion shown separately.

See notes to unaudited pro forma condensed combined financial statements.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

A.	Reflects our condensed consolidated balance sheet as of September 30, 2012 derived from our unaudited condensed consolidated financial statements included in our Form 10-Q for the nine months ended September 30, 2012 filed on November 2, 2012.

B.	Reflects the Transactions as set forth below.

B1.	The table below reflects the total purchase price and funding sources for the T-Mobile Transaction.

Prepaid lease and acquisition payment	$2,469,397
Prorated expenses and revenues adjustment	16,390

Total purchase price	$2,485,787

Cash on hand	$(84,518)
Revolving credit agreement borrowings (see B3)	(770,000)
5.25% Senior Notes offering, net of fees and expenses (see B3)	(1,631,269)

Total sources of funds	$(2,485,787)

B2.	Reflects the preliminary purchase price allocation of the T-Mobile Transaction as follows:

Balance sheet caption	Amount
Prepaid expenses	$16,740
Deferred income tax assets	200,454
Property and equipment	1,466,000
Goodwill	443,057
Other intangible assets	404,000
Other accrued liabilities	(24,464)
Below-market tenant leases, deferred ground lease payable and other liabilities (1)	(20,000)

Net assets acquired	$2,485,787

(1)	Consists of above-market ground leases.

Additionally, accumulated deficit was reduced by $3.3 million (net of tax, with the tax benefit reflected as an increase in deferred income taxes and the pre-tax amount reflected in other accrued liabilities) for estimated transaction costs of the combined companies directly related to the T-Mobile Transaction that would be expensed. Estimated transaction costs have been excluded from the pro forma statement of operations as they reflect non-recurring charges directly related to the T-Mobile Transaction.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

B3.	As part of the Transactions, we issued $1.65 billion in aggregate principal amount of Senior Notes due 2023 (“5.25% Senior Notes”). We received proceeds of $1.63 billion net of $18.7 million of fees, which were recorded as deferred financing costs. The 5.25% Senior Notes bear interest at a rate of 5.25% per annum, payable in cash during January and July of each year commencing in July 2013. We used the net proceeds from the 5.25% Senior Notes to partially fund the T-Mobile Transaction.

In addition to the 5.25% Senior Notes, we borrowed $770 million under the revolving credit portion of our senior secured credit facility (“2012 Revolver”), which, together with cash on hand, was used to fund the remaining portion of the T-Mobile Transaction. The 2012 Revolver bears interest at a per annum rate equal to Libor plus 2.0% to 2.75% based on the borrower’s total net leverage ratio. The current interest rate per annum is approximately 2.7%. A hypothetical unfavorable fluctuation in market interest rates on our 2012 Revolver borrowings of 1/8 of a percent over a 12 month period would increase our interest expense by approximately $1.9 million.

C.	Reflects our condensed consolidated statement of operations for the year ended December 31, 2011, derived from our audited financial statements included in our Form 10-K filed on February 13, 2012.

D.	Reflects the Transactions as set forth below

D1.	Reflects 2011 revenues and certain site operating expenses of T3 Sites as adjusted for the items footnoted below. These amounts were derived from the audited statement of revenue and certain expenses of T3 Sites for the year ended December 31, 2011 included elsewhere herein.

	Year Ended December 31, 2011
	As Reported	Adjustments		As Adjusted
Revenues	$92,359	$168,735	i	$261,094
Certain expenses:
Lease expense	119,156	20,490	ii	139,646
Property taxes	13,112	(820)	iii	12,292
Other tower operating expenses	—	7,176	iv	7,176

	132,268	26,846		159,114
Selling, general & administrative	14,332	(5,031)	v	9,301

Total certain expenses	146,600	21,815		168,415

Revenues (less than) in excess of expenses	$(54,241)	$146,920		$92,679

i.	Represents the combination of both (a) the annual rent of $162.4 million we expect to recognize from T-Mobile under T-Mobile’s contracted lease of space on the Sites at an initial monthly rate of $1,905 per Site and (b) an increase in straight-line revenue on existing leases on the Sites with customers for $6.3 million. In addition, $3.7 million was reclassified to network services and other revenues consistent with the manner in which Crown Castle reports revenue.
ii.	Represents an adjustment to straight-line expense for ground leases with contractual fixed escalations relating to the Sites and the net impact of the amortization of above-market and below-market ground leases.
iii.	Represents an adjustment of real and personal property taxes to reflect the fixed annual amount per tower of $1,730 that we have agreed to pay to T-Mobile for real and personal property taxes.
iv.	Represents an adjustment to reflect tower operating expenses at the annual amount we expect to incur in respect of the Sites for (a) utilities and (b) repairs and maintenance expense, and reclassifications discussed under (v).
v.	Represents an adjustment to reclassify certain direct expenses from selling, general & administrative to other towers operating expenses consistent with the manner in which Crown Castle reports such expenses.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

D2.	Reflects depreciation, amortization and accretion on the Sites based on a total purchase price of $2.486 billion. For purposes of computing pro forma depreciation expense, an average remaining life of 20 years has been estimated for the Sites. The fair value adjustment to identifiable intangible assets for the customer-related intangible is being amortized over an estimated useful life of 20 years.

	Amount	Annual Depreciation Expense
Property and Equipment	$1,466,000	$73,300
Intangible assets	225,000	11,250

Total		$84,550

D3.	Reflects the increased annual interest expense of (1) $88.5 million from the $1.65 billion of 5.25% Senior Notes issued in October 2012, inclusive of the related amortization of deferred financing costs of $18.7 million calculated using an amortization period of ten years and (2) $20.9 million from the incurrence of $770 million of borrowings under our 2012 Revolver (at a current interest rate of approximately 2.7%).

D4.	For the year ended December 31, 2011, benefit (provision) for income taxes does not reflect the aggregate pro forma income tax effect of notes D1, D2 and D3 above because Crown Castle did not meet the GAAP criteria for recognition of such deferred tax assets during 2011. During the nine-month period ended September 30, 2012, Crown Castle met the GAAP criteria for recognition of such deferred tax assets and therefore reversed a substantial portion of the valuation allowances recorded against the Company’s deferred tax assets as described in the Company’s periodic report on Form 10-Q for the nine months ended September 30, 2012.

E.	Reflects our unaudited condensed consolidated statement of operations for the nine months ended September 30, 2012, derived from our unaudited condensed consolidated financial statements included in our Form 10-Q filed on November 2, 2012.

F.	Reflects Transactions as set forth below.

F1.	Reflects revenues and certain site operating expense of T3 Sites as adjusted for the items footnoted below for the nine months ended September 30, 2012. These amounts were derived from the unaudited statement of revenue and certain expenses of T3 Sites for the nine months ended September 30, 2012 included elsewhere herein.

	Nine Months Ended September 30, 2012
	As Reported	Adjustments		As Adjusted
Revenues	$77,208	$120,905	i	$198,113
Certain expenses:
Lease expense	93,685	15,097	ii	108,782
Property taxes	10,129	(910)	iii	9,219
Other tower operating expenses	—	5,382	iv	5,382

	103,814	19,569		123,383
Selling, general & administrative	10,145	(3,774)	v	6,371

Total certain expenses	113,959	15,795		129,754

Revenues (less than) in excess of expenses	$(36,751)	$105,110		$68,359

i.	Represents the combination of both (a) the nine month rent of $121.8 million we expect to recognize from T-Mobile under T-Mobile’s contracted lease of space on the Sites at an initial monthly rate of $1,905 per Site and (b) a decrease to straight-line revenue on existing leases on the Sites with customers for $0.9 million. In addition, $3.2 million was reclassified to network services and other revenues consistent with the manner in which Crown Castle reports revenue.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)

Crown Castle International Corp. and Subsidiaries

(tabular dollars in thousands)

ii.	Represents an adjustment to straight-line expense for ground leases with contractual fixed escalations relating to the Sites and the net impact of the amortization of above-market and below-market ground leases.
iii.	Represents an adjustment of real and personal property taxes to reflect the fixed annual amount per tower of $1,730 that we have agreed to pay to T-Mobile for real and personal property taxes.
iv.	Represents an adjustment to reflect tower operating expenses at the nine month amount we expect to incur in respect of the Sites for (a) utilities and (b) repairs and maintenance expense and reclassifications discussed under (v).
v.	Represents an adjustment to reclassify certain direct expenses from selling, general & administrative to other towers operating expenses consistent with the manner in which Crown Castle reports such expenses.

F2.	Reflects depreciation, amortization and accretion on T3 Sites based on a total purchase price of $2.486 billion. For purposes of computing pro forma depreciation expense, an average remaining life of 20 years has been estimated for Sites. The fair value adjustment to identifiable intangible assets for the customer-related intangible is being amortized over an estimated useful life of 20 years.

	Amount	Nine Month Depreciation Expense
Property and Equipment	$1,466,000	$54,975
Intangible assets	225,000	8,438

Total		$63,413

F3.	Reflects the increased nine-month interest expense of (1) $66.4 million from the $1.65 billion of 5.25% Senior Notes issued in October 2012 inclusive of related amortization of deferred financing costs of $18.7 million calculated using an amortization period of ten years and (2) $15.6 million from the incurrence of $770 million of borrowings under our 2012 Revolver (at a current interest rate of approximately 2.7%).

F4.	Benefit (provision) for income taxes reflects the aggregate pro forma tax effect of notes F1, F2 and F3 above using the federal statutory rates. No benefit has been recognized for state taxes due to the fact that the subsidiary of the Company, which holds this investment, has recorded a full valuation allowance against state deferred tax assets as of and for the nine months ended September 30, 2012. The unaudited pro forma condensed combined statement of operations does not include non-recurring changes to provision for income taxes for the T-Mobile Transaction, including the impact of valuation allowance reversals that may have been recorded had the Transactions been consummated on January 1, 2011.